Exhibit 99.1

CF Acquisition Corp. IV Announces its Intention to Liquidate

New York, New York, November 28, 2023 — CF Acquisition Corp. IV (NASDAQ: CFIV) (“CF IV”), a publicly traded special purpose acquisition company, today announced that its board of directors (the “Board”) has determined to redeem all of its outstanding shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), sold in its initial public offering (the “public shares”) because CF IV is unlikely to be able to complete an initial business combination by the deadline under its Amended and Restated Certificate of Incorporation, as amended.

Accordingly, CF IV will not make the next $150,000 monthly installment due by November 28, 2023 to its trust account in connection with the extension of its time to consummate an initial business combination previously approved by its stockholders in June 2023 and instead CF IV will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in its trust account, including interest earned on the funds held in the trust account and not released to CF IV to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of outstanding public shares, which redemption will completely extinguish rights of the holders of the public shares as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law (the “Redemption”), and (iii) as promptly as reasonably possible following the Redemption, subject to the approval of CF IV’s remaining stockholders, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to CF IV’s warrants, which will expire worthless.

CF IV’s sponsor has previously agreed to waive its redemption rights with respect to monies held in the trust account with respect to its shares of Class A common stock and Class B common stock, par value $0.0001 per share, of CF IV.

In order to provide for the disbursement of funds from its trust account, CF IV has instructed Continental Stock Transfer & Trust Company (“Continental”), as its trustee, to take all necessary actions to effect the Redemption. The proceeds thereof, less $100,000 of interest to pay dissolution expenses and net of taxes payable, will be held in a trust operating account while awaiting disbursement to the holders of the public shares. CF IV expects to redeem all of the outstanding public shares for an estimated redemption price of approximately $10.57 per share (the “Redemption Amount”). All other costs and expenses associated with implementing the dissolution will be funded from proceeds held outside of the Trust Account. Record holders of public shares will receive their pro rata portion of the proceeds of the trust account by delivering their public shares to Continental, CF IV’s transfer agent. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. The Redemption Amount is expected to be paid out by December 8, 2023.

CF IV expects that the Nasdaq Stock Market LLC will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist its securities after the last day of trading on December 7, 2023. CF IV thereafter intends to file a Form 15 with the Commission to suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Forward-Looking Statements

This press release, and oral statements made from time to time by representatives of CF IV, may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to CF IV or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of CF IV’s management, as well as assumptions made by, and information currently available to, CF IV’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in CF IV’s filings with the Commission. All subsequent written or oral forward-looking statements attributable to CF IV or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of CF IV, including those set forth in the Risk Factors section of CF IV’s registration statement and prospectus for its initial public offering, its annual reports on Form 10-K and its quarterly reports on Form 10-Q each filed with the Commission. CF IV undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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